Exhibit 11

Statement re:  Computation of Earnings Per Share



                                                 Year Ended June 30,
                                          1998           1999          2000
                                     -------------  -------------  -------------
BASIC EPS
---------
Net Loss                               (1,082,613)    (4,428,515)    (8,128,336)

Weighted average number of
 shares used in computing
 net loss per share                     3,823,228      4,045,746      4,811,623
                                     -------------  -------------  -------------

Net loss per share                   $      (0.28)  $      (1.09)  $      (1.69)
                                     =============  =============  =============

DILUTED EPS
-----------

Weighted average number of
 shares used in computing
 net loss per share                     3,823,228      4,045,746      4,811,623

Plus incremental shares from
 assumed conversions                        3,085         29,090        340,682
                                     -------------  -------------  -------------

Weighted Average Shares                 3,826,313      4,074,836      5,152,305
                                     -------------  -------------  -------------

Loss per Share assuming Dilution     $      (0.28)  $      (1.09)  $      (1.58)
                                     =============  =============  =============